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                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Angeion Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-04189, 33-88882, 33-56784, 33-81594 and 333-42931) on Form S-8,
Registration Statements (Nos. 333-36005, 333-03007, 333-04993, 33-45600,
33-85902, and 33-80274) on Form S-3, and Registration Statement (No. 33-82084) on Form S-2 of Angeion Corporation of our report dated March 27, 2000, relating to the consolidated balance sheets of Angeion Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years ended December 31, 1999 and 1998, the five-month transition period ended December 31, 1997, and for the year ended July 31, 1997, which report is incorporated by reference in the December 31, 1999, annual report on Form 10-K of Angeion Corporation.




                                                 /s/ KPMG LLP


Minneapolis, Minnesota
April 14, 2000